SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

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      14c-5(d)(2))

|_|   Definitive Information Statement

                             DOMAIN REGISTRATION, CORP.
                (Name of Registrant as Specified in its Charter)

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      (1) Title of each class of securities to which transaction applies:


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      (2) Aggregate number of securities to which transaction applies:


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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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      (4) Proposed maximum aggregate value of transaction:


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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee as paid previously. Identify the previous filing by registration statement
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

                           DOMAIN REGISTRATION, CORP.

                        New Agriculture Development Park
        Daquan Village, Tonghua County, Jilin Province, P.R. China 134115

                              INFORMATION STATEMENT
                             (Dated June ____, 2009)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE "ACTIONS", DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF SHAREHOLDERS WHO OWN A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF DOMAIN REGISTRATION, CORP. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

                                     GENERAL

      This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on June 4, 2009 (the "Record Date") of the common stock, par value $.001 per share ("Common Stock"), of DOMAIN REGISTRATION, CORP., a Nevada corporation ("we, "our" or the "Company"), in connection with the following amendments to our Articles of Incorporation and By-laws (collectively, the "Actions"):

      1. To amend Article FIRST of our Articles of Incorporation to change our corporate name to BioPharm Asia, Inc.;
      2. To amend Article FOURTH of our Articles of Incorporation to authorize the issuance of 20,000,000 shares of preferred stock; and
      3. To Article FOURTH of our Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000.
      4. To amend Article II, Section 3 of our By-laws to provide that the number of Directors constituting the entire Board of Directors shall consist of not less than three (3) nor more than nine (9) persons, as fixed from time to time by resolution of the Board of Directors.

Our Board of Directors adopted these amendments to our Articles of Incorporation and By-laws by unanimous written consent in lieu of a meeting dated June 4, 2009, and stockholders holding an aggregate of 31,875,000 shares, representing approximately 63.75% of our outstanding 50,000,000 shares of common stock as of the Record Date have approved these amendments by written consent in lieu of a meeting of shareholders (the "Shareholder Consent"). The approval of these amendments by a written consent in lieu of a meeting of shareholders signed by holders of a majority of our outstanding shares of common stock is sufficient under Section 78.320 of the Nevada Revised Statutes and our bylaws to approve the Actions. Accordingly, no proxy of our shareholders will be solicited for a vote on the Actions and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including particularly Regulation 14C. In accordance with Regulation 14C, the amendments to the Articles of Incorporation will not be effected prior to the 21st day after this Information Statement is mailed to shareholders of record as of the Record Date.

Acquisition of China Northern Pharmacy Holding Group Limited

      On May 7, 2009, we acquired China Northern Pharmacy Holding Group Limited, a British Virgin Islands corporation ("CNPH"), upon consummation of the merger of our newly-formed wholly-owned subsidiary, DOMR Merger Sub, Inc. ("Merger Sub"), with and into CNPH, with CNPH as the surviving corporation (the "Merger"), pursuant to an Agreement and Plan of Merger dated April 30, 2009 by and among the our company, Merger Sub, CNPH, Li Yang, Yanhua Han, Hong Lin, Zuzhuan Xu, Chunrong Xiong, Giant Fortune Investment Management Limited, Enhanced Way Investments Limited, Power Step Investments Limited, Talent Peak Limited and Top Goal Technology Limited (the "Merger Agreement").

      CNPH is a holding company that acquired all of the outstanding stock of China Northern Pharmacy Holding Group Limited in Hong Kong ("CNPH HK") on November 25, 2008. CNPH HK, a Hong Kong corporation, is a holding company that acquired all of outstanding stock of Tonghua Huachen Herbal Planting Company Limited ("HERB") and Tonghua Shengantang Medical & Pharmacy Company Limited ("PHARMACY") on November 21, 2008. Li Yang, Yanhua Han, Hong Lin, Zuzhuan Xu, Chunrong Xiong, Giant Fortune Investment Management Limited, Enhanced Way Investments Limited, Power Step Investments Limited, Talent Peak Limited and Top Goal Technology Limited are CNPH's shareholders (the "CNPH Shareholders"). In addition, Li Yang is the sole director of CNPH.

      HERB is engaged in planting, processing and selling herbs in the People's Republic of China (the "PRC" or "China"). HERB owns 100 percent of the equity interests of Tonghua Huachen Pharmaceutical Company Limited ("Huachen"), a large-scale high-tech manufacturing enterprise which is engaged in the production and sale of herbal products. Huachen has a sales network covering 28 provinces and cities in the PRC and distributes products throughout the PRC.

      PHARMACY is engaged in drug logistics and distribution in China through a chain of pharmacy stores. PHARMACY owns 100 percent of the equity interests of Yunnan Silin Pharmaceutical Company Limited ("SILIN"), which is engaged in the wholesale distribution of medicine products, chemical agents, antibiotics, biochemistry drugs and biological preparations to hospitals and pharmacy stores. SILIN has a sales network that covers the entire Yunnan Province and Shanghai and Zhejiang areas, and a distribution network for prepared Chinese medicines that covers Northeast and Southwest China.

      These companies were established or acquired by CNPH as part of CNPH's strategy to build a nationwide pharmaceutical industry chain from planting and manufacturing to retail and distribution in China.

      Pursuant to the terms of the Merger Agreement, in exchange for their shares in CNPH, the CNPH Shareholders received an aggregate of 42,500,000 shares of our common stock, divided proportionally among the CNPH Shareholders in accordance with their respective ownership interests in CNPH.

      As contemplated by the Merger Agreement, our Board of Directors has adopted, and holders of a majority of the outstanding shares of our common stock by unanimous written consent in lieu of a meeting of shareholders have approved amendments to our Articles of Incorporation, (i) changing its corporate name to "BioPharm Asia Inc."; (ii) authorize the issuance of 20 million shares of "blank-check" preferred stock with such voting powers, designations, preferences, limitations, restrictions and relative rights as may be determined by the Board of Directors of the Registrant from time to time in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes and (iii) increase the authorized shares of the Registrant's common stock from 50 million to 150 million. The following holders of our common stock consented to these amendments:

                                                 Number of Shares    Percent of Outstanding
                                                 ----------------    ----------------------
Yanhua Han, Chairman of our Board of Directors      14,875,000               29.75%
Giant Fortune Investment Management Limited          4,250,000                8.50%
Enhanced Way Investments Limited                     4,250,000                8.50%
Power Step Investments Limited                       4,250,000                8.50%
Talent Peak Limited                                  4,250,000                8.50%
       Total                                        31,875,000               63.75%

      We are mailing this Information Statement to shareholders of record as of the Record Date in accordance with the requirements of Regulation 14C under the Exchange Act and intend to effect these amendments to our Articles of Incorporation by filing a Certificate of Amendment to the Articles of Incorporation with the office of the Secretary of State of Nevada on the 21st day after the mailing of this Information Statement to shareholders in accordance with shareholder consent procedures under the Nevada Revised Statutes and Regulation C under the Exchange Act.

      Prior to our acquisition of CNPH, we were a "shell company" (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger, CNPH became our wholly-owned subsidiary, with the CNPH Shareholders acquiring approximately 85% of the outstanding shares of our common stock, effectively obtaining operational and management control of our company. For more detailed information concerning CNPH and its operating subsidiaries, see our Current Report on Form 8-K filed with the SEC on May 8, 2009.

      For accounting purposes, the Merger has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the transaction has been treated as a recapitalization of CNPH, with Merger Sub as the acquirer. Consequently, the historical financial statements of CNPH are now the historical financial statements of our company.

      As a result of the Merger and subject to the filing of the Certificate of Amendment effecting the amendments to our Articles of Incorporation discussed in this Information Statement, including the amendment to change our corporate name to BioPharm Asia Inc., our organizational structure is as follows:

                               BioPharm Asia Inc.
                     (currently, Domain Registration, Corp.)
                                        |
                                        | 100%
                                        |
               China Northern Pharmacy Holding Group Limited (BVI)
                                        |
                                        | 100%
                                        |
               China Northern Pharmacy Holding Group Limited in HK
                                        |
              |                                                |
         100% |                                                | 100%
              |                                                |
Tonghua Huachen Herbal Planting                  Tonghua Shengantang Medical &
       Company Limited                             Pharmacy Company Limited
              |                                                |
              |                                                |
         100% |                                                | 100%
              |                                                |
Tonghua Huachen Pharmaceutical                   Yunnan Silin Pharmaceutical
       Company Limited                                 Company Limited

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of May 15, 2009, the number of shares of the Registrant's common stock beneficially owned after giving effect to the Merger by (i) each person or entity known to the Registrant to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each director and officer of the Registrant, and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by the Registrant's principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised. Except as noted below, each person has sole voting and investment power. As of May 15, 2009, all 50 million shares of the authorized common stock of the Registrant were outstanding.

                                                    Amount and Nature of      Percent of
Name and Address of Beneficial Owner                Beneficial Ownership      Common Stock
------------------------------------                --------------------      ------------
Directors and Officers:
Yanhua Han (1)                                           14,875,000              29.75%
Yunlu Yin (1)                                               None                   --
Ziqiang Guo (1)                                             None                   --
All directors and executive officers
 as a group (3 persons)                                  14.875,000              29.75%

Other Beneficial Owners of More than 5% of Outstanding Shares:

Giant Fortune Investment Management Limited               4,250,000               8.50%
Enhanced Way Investments Limited                          4,250,000               8.50%
Power Step Investments Limited                            4,250,000               8.50%
Talent Peak Limited                                       4,250,000               8.50%

----------
(1) The address for this shareholder is c/o: New Agriculture Development Park, Unit - Tonghua Huachen Herbal Planting Co. Ltd, Daquan Village, Tonghua County, Jilin Province, P.R. China 134100.

Change in Control

      As a result of the Merger, Yanhua Han, Chairman of our Board of Directors and one of the CNPH Shareholders, owns beneficially 14,875,000 shares, representing approximately 29.75%, of our outstanding shares, of common stock, and is our largest shareholder.

                              CORPORATE NAME CHANGE

      Our Board of Directors has adopted, and holders of a majority of our outstanding shares of common stock have approved, an amendment to Article FIRST of our Articles of Incorporation changing our corporate name to "BioPharm Asia, Inc." The Board believes that the name BioPharm Asia, Inc. is more descriptive of the businesses conducted by the operating subsidiaries of CNPH.

                        AUTHORIZATION OF PREFERRED STOCK

      Our Board of Directors has adopted, and holders of a majority of our outstanding shares of common stock have approved, an amendment to Article FOURTH of our Articles of Incorporation authorizing the issuance of 20,000,000 shares of preferred stock, with such voting powers, designations, preferences, limitations, restrictions and relative rights as may be determined by our Board of Directors from time to time in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes. Our existing Articles of Incorporation do not authorize the issuance of shares of preferred stock.

      Our Board of Directors believes that it is in the best interests of our company and its shareholders for it to have the ability to issue shares of preferred stock in connection with acquisitions of businesses and financings and complete flexibility to determine the terms of each series of preferred stock as the same may be negotiated with the parties to those transactions without the need for further shareholder approval so that those transactions can be completed expeditiously.

      The amendment authorizing the issuance of shares of preferred stock grants the Board authority, without further action by our stockholders, to designate and issue preferred stock in one or more series and to designate certain rights, preferences and restrictions of each series, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any preferred stock upon the rights of holders of our common stock until the Board determines the specific rights of the holders of such preferred stock. The effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of our common stock and delaying or preventing a change in control of our company without further action by our stockholders. Any future issuance of our common stock will be subject to the rights of holders of outstanding shares of preferred stock that we may issue in the future. Subject to applicable laws or regulations, preferred stock may be designated and issued from time to time without action by our stockholders to such persons and for such consideration and on such terms as the Board determines.

      Although the amendment to authorize the issuance of preferred stock may be construed as having an anti-takeover effect, because shares of preferred stock could be issued for the purpose of discouraging an attempt by another person to take control of our company, neither our management nor our Board views this proposal as an anti-takeover mechanism. In addition, this proposal is not part of any plan by us to recommend a series of anti-takeover amendments to our articles of incorporation, and we do not currently contemplate recommending the adoption of other amendments to our articles of incorporation that could be construed to affect the ability of third parties to take over or change control of our company.

          INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

      Our Board of Directors has adopted, and holders of a majority of our outstanding shares of common stock have approved, an amendment to Article FOURTH of our Articles of Incorporation increasing the number of shares of common stock we are authorized to issue from 50,000,000 to 150,000,000. As of the Record Date, all 50,000,000 authorized shares of common stock have been issued and are outstanding. Consequently, we do not have available for issuance for any corporate purpose any shares of common stock.

      Our Board adopted the amendment to increase the number of authorized shares of common stock because the Board considers it in the best interests of our company to have available a sufficient number of shares of common stock to provide the Board with flexibility to engage in financing and other transactions involving the issuance of additional shares of common stock and to provide for employee and director stock-based compensation, all of which are critical to our growth.

      The additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board may deem advisable without further action by our stockholders, except as may be required by applicable laws or regulations. For example, the additional authorized shares of common stock will be available for issuance by the Board in connection with financings, acquisitions of other companies, stock dividends, employee benefit programs or other corporate purposes. Except for the shares of common stock issuable in connection with the conversion of our a series of convertible preferred stock discussed above and shares of common stock we may issue to finance acquisitions under consideration but as to which we have not entered into any letters of intent, agreements in principle or definitive agreements at this time, we do not have any plans or commitments to issue capital stock. The Board does not intend to issue any stock except on terms or for reasons which the Board deems to be in the best interests of our company and our stockholders. Because the holders of our common stock do not have preemptive rights, the issuance of additional shares of common stock (other than on a pro-rata basis to all current stockholders such as pursuant to a stock dividend) would have the effect of reducing our existing stockholders' proportionate interests.

      Although the amendment to increase the authorized capital stock may be construed as having an anti-takeover effect, because authorized and unissued common stock could be issued for the purpose of discouraging an attempt by another person to take control of our company, neither our management nor our Board views this proposal as an anti-takeover mechanism. In addition, this proposal is not part of any plan by us to recommend a series of anti-takeover amendments to the certificate of incorporation, and we do not currently contemplate recommending the adoption of other amendments to our articles of incorporation that could be construed to affect the ability of third parties to take over or change control of our company.

  AMENDMENT TO BY-LAWS AS TO NUMBER OF DIRECTORS CONSTITUTING THE ENTIRE BOARD

      Article II, Section 3 of our By-laws fixes the number of Directors at three. Our Board of Directors has adopted, and holders of a majority of our outstanding shares of common stock have approved, an amendment to this section that provides for a flexible Board consisting of not less than three nor more than nine persons, as fixed from time to time by resolution of the Board. The Board believes that the amended by-law provision permits the expansion of the Board for the admission of independent directors as we continue to grow and seek a listing on a national securities exchange. The corporate governance requirements of the national securities exchanges require that a majority of the members of the Board of a listed company be "independent directors" unaffiliated with our company and that the members of the Audit, Compensation and Nomination Committees be "independent directors." The amendment will become effective on the 21st day after the mailing of the Information Statement to our shareholders.

                              Available Information

      We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC's web site, http://www.sec.gov. The SEC's web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC. You can also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC's Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

June___, 2009                                By order of the Board of Directors,


                                                   Yanhua Han
                                             Chairman of the Board